                                                                      EXHIBIT 12

                                Ryder TRS, Inc.
                       STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)



                                                           September 5,
                                                          1996 (DATE OF
                                                          INCEPTION) TO              YEAR ENDED
                                                           DECEMBER 31,             DECEMBER 31,
                                                               1996                     1997
                                                      --------------------     --------------------

Earnings from continuing
operations before provision for
income taxes                                                        $  405                 $(23,016)

Add:

     Interest Expense (a)                                            9,159                   39,178

     Portion of rents representative
        of the interest factor  (b)                                    196                    1,167
                                                      --------------------     --------------------
Income as adjusted                                                  $9,760                 $ 17,329
                                                      ====================     ====================

Fixed charges:

     Interest expense (a)                                           $9,159                 $ 39,178

     Portion of rents representative
        of the interest factor  (b)                                    196                    1,167
                                                      --------------------     --------------------
Fixed charges:                                                      $9,355                 $ 40,345
                                                      ====================     ====================

Ratio of earnings to fixed charges                                    1.04                 (c)


(a) Includes amortization of deferred financing costs.

(b) Represents one-third of rent expense which management believes represents a reasonable approximation of the interest component of rent expense.

(c) Earnings were insufficient to cover fixed charges by $23,016 for the year ended December 31, 1997.